Exhibit 4.9

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT made as of this             day of             , 2014 between Q THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the undersigned (the “Subscriber”).

WHEREAS, the Company is offering on a “best efforts” basis (the “Offering”) solely to “accredited investors” and non-U.S. persons under Rule 506 of Regulation D and Regulation S promulgated under the Securities Act of 1933 as amended (the “Securities Act”), Units at a purchase price of $1.00 per Unit, with each Unit (the “Units”) consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) one warrant exercisable for one (1.00) share of common stock (the “Warrant”). No Units will be issued, however, and purchasers will receive only shares of common stock and warrants; and

WHEREAS, the Subscriber desires to subscribe for the number of Units set forth on the signature page hereof, on the terms and conditions hereinafter set forth; and

WHEREAS, the Subscriber and the Company will also enter into the Warrant to Purchase Common Stock and a Registration Rights Agreement in connection with its subscription hereunder;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR AND REPRESENTATIONS AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for, and agrees to purchase from the Company such number of Units as set forth upon the signature page hereof, at a price equal to $1.00 per Unit, and the Company agrees to sell such Units to the Subscriber for said purchase price. Each Unit consists of one share of common stock and one warrant exercisable for one (1.00) share of common stock. The minimum number of Units that a Subscriber may subscribe to is 50,000, unless otherwise determined by the Company. No Units will be issued, however, and purchasers will receive only shares of common stock and warrants. The purchase price is payable by wire transfer of immediately available funds, pursuant to the wire instructions set forth herein or by check payable to the Company.

1.2 The Subscriber recognizes that the purchase of Units and underlying securities involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units and underlying securities; (ii) the Units and underlying securities are not registered under the Securities Act, or any state securities law; (iii) there is currently no trading market for the Company’s Common Stock and there can be no assurances that the Company’s Common Stock will be approved for quotation on any exchange or quotation system and the Subscriber may not be able to liquidate his, her or its investment; (iv) transferability of the Units and underlying securities is extremely limited; and (v) an investor could suffer the loss of his, her or its entire investment.

1.3 The Subscriber is an “accredited investor” as such term in defined in Rule 501(a) of Regulation D promulgated under the Securities Act or non-U.S. person under Regulation S promulgated under the Securities Act, and the Subscriber is able to bear the economic risk of an investment in the Units and underlying securities.

1.4 The Subscriber has prior investment experience, and has read and evaluated, or has employed the services of an investment advisor, attorney or accountant to read and evaluate, all of the documents furnished or made available by the Company to the Subscriber and to all other prospective investors in the Units, including the Offering Documents (as defined below), as well as the merits and risks of such an investment by the Subscriber. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and the Subscriber’s investment in the Units will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Units. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Units for an indefinite period or a complete loss of this investment.

1.5 The Subscriber acknowledges that the Company is subject to the current and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has reviewed the Company’s Amendment No. 1 to Form S-1 Registration Statement as filed with the SEC on July 5, 2013, its Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and all other documents furnished in connection with this transaction by the Company, including but not limited to the form of the Warrant attached as Exhibit A hereto (collectively, the “Offering Documents”), and has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber has requested or desires to know; and the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which the Subscriber has requested.

1.6 The Subscriber acknowledges that the purchase of the Units may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Units. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber’s Units and the corporate structure of such entity.

1.7 The Subscriber acknowledges that this Offering has not been reviewed by the Securities and Exchange Commission (the “SEC”) or any state securities commission, and that no federal or state agency has made any finding or determination regarding the fairness or merits of the Offering. The Subscriber represents that the Units are being purchased for his, her or its own account, for investment only, and not with a view toward distribution or resale to others. The Subscriber agrees that he, she or it will not sell or otherwise transfer the Units unless they are registered under the Securities Act or unless an exemption from such registration is available.

1.8 The Subscriber understands that unless otherwise registered on an effective registration statement with the SEC, the provisions of Rule 144 under the Securities Act shall apply for the resale of the Common Stock underlying the Units and the Common Stock issuable upon the exercise of the Warrants and there can be no assurance that the conditions necessary to permit such sales under Rule 144 will ever be satisfied. The Subscriber understands that the Company is under no obligation to comply with the conditions of Rule 144 or take any other action necessary in order to make available any exemption from registration for the sale of the Units or underlying securities.

1.9 The Subscriber understands that the Units and underlying securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his, her or its representation merely meant that his, her or its present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an the intention to resell would represent a purchase with an intent inconsistent with his, her or its representation to the Company and the SEC might regard such a sale or disposition as a deferred sale, for which such exemption is not available.

1.10 The Subscriber agrees to indemnify and hold the Company, its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber contained herein or any sale or distribution by the Subscriber in violation of the Securities Act (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Company’s Certificate of Incorporation or By-laws, as amended from time to time.

1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the securities underlying the Units stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

1.12 The Subscriber understands that the Company will review and rely on this Subscription Agreement without making any independent investigation; and it is agreed that the Company reserves the unrestricted right to reject or limit any subscription and to withdraw the Offering at any time.

1.13 The Subscriber hereby represents that the address of the Subscriber furnished at the end of this Subscription Agreement is the Subscriber’s principal residence, if the Subscriber is an individual, or its principal business address if it is a corporation or other entity.

1.14 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm, the Subscriber must give such firm the notice required by the FINRA’s Conduct Rules, receipt of which must be acknowledged by such firm on the signature page hereof.

1.15 The Subscriber hereby acknowledges that neither the Company nor any persons associated with the Company who may provide assistance or advice in connection with the Offering (other than the placement agent) are or are expected to be members or associated persons of members of the FINRA or registered broker-dealers under any federal or state securities laws.

1.16 The Subscriber understands that there is no minimum amount of subscriptions which need to be accepted before the Company may consummate a closing and that the Company may consummate one or more closings until the Offering is terminated by the Company. No investor should conclude that the sale of any or all of the Units is the result of any independent assessment of the merits or advantages of the Offering or the Company made by Subscribers in the Offering.

1.17 The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.18 The Subscriber hereby represents that all information provided by the Subscriber in the Investor Questionnaire attached hereto is true and accurate in all respects, and the Subscriber acknowledges that the Company will be relying on such information to its possible detriment in deciding whether the Company can sell these securities to the Subscriber without giving rise to the loss of the exemption from registration under applicable securities laws.

1.19 The undersigned hereby represents and warrants to the Company and to each other person who subscribes for the Unit(s), with the understanding that the Company will evaluate this subscription (and the undersigned’s suitability as a purchaser of the Unit(s)) in reliance on the undersigned’s representations and warranties and that the other subscribers for the Units will rely on the undersigned’s representations and warranties in subscribing for the Units as follows:

(a) The Company has answered all inquiries the undersigned has made concerning the Company, its business and financial condition, or any other matter relating to the operation of the Company and the offer and sale of the Units. No person has made any oral or written statement or inducement to the undersigned that is contrary to the information provided.

(b) The undersigned has the requisite knowledge and experience in financial and business matters, and financial and business matters of the type in which the Company is engaged, to be capable of evaluating the merits and risks (including tax considerations) of an investment in the Company through a purchase of the Units.

(c) If the undersigned is a foreign investor, the undersigned is not a “U.S. person” within the meaning of Regulation S promulgated under the Securities Act, because: (i) the undersigned is not a natural person resident in the United States, or (ii) a partnership or corporation organized or incorporated under the laws of any jurisdiction and formed by a U.S. person principally for purposes of investing in securities not registered under the Securities Act unless it is organized or incorporated and owned by “accredited investors” who are not natural persons, estates or trusts, or (iii) an estate of which any executor or administrator is a U.S. person, or (iv) a trust of which any trustee is a U.S. person, or (v) any agency or branch of a foreign entity located in the United States.

(d) If the undersigned are one or more natural persons, the undersigned has/have the full power and authority to execute, deliver and perform this Subscription Agreement. If more than one person is signing this Subscription Agreement, each representation, warranty and covenant herein shall be a joint and several representation, warranty and covenant of such persons. If the undersigned is a corporation, partnership, trust or other entity, the undersigned further represents and warrants (i) it has been duly authorized to execute and deliver this Subscription Agreement, (ii) it is duly organized and validly existing under the laws of the state and country of its incorporation or formation, (iii) the person executing this Subscription Agreement is a duly authorized representative or fiduciary of undersigned and has full power and authority to execute and deliver this Subscription Agreement in that capacity and on behalf of the subscribing corporation, partnership, trust or other entity and to bind such entity, and (iv) such entity has full right and power to perform its obligations pursuant to this Subscription Agreement. This Subscription Agreement constitutes the valid and binding obligation of the undersigned in accordance with its terms.

(e) The undersigned (i) is acquiring the Unit(s) solely for its own account, for investment purposes only, and not with the intention of, or a view toward, the subdivision, resale, transfer or further distribution thereof in violation of the Securities Act or other laws; (ii) has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to, or hold for, any person the Unit(s) subscribed for herein, or any portion thereof; and (iii) has no present plans to enter into any such contract, undertaking, understanding, agreement or arrangement involving the Unit(s) subscribed for herein, or any portion thereof.

(f) The undersigned is an entity that is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and that was not formed for the purpose of investing in Units;

(g) The undersigned is an entity in which all of the equity owners are “accredited investors,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(h) The undersigned represents and warrants that it has performed a sufficient inquiry of its equity owners to have a reasonable basis to determine that all such equity owners are “accredited investors.” At the Company’s request, the undersigned will provide the Company with (1) copies of its organizational documents and (2) documents, statements and tax returns necessary to verify the undersigned’s “accredited investor” status and the “accredited investor” status of each of its equity owners;

OR

(i) The undersigned is an individual who is an “accredited investor” because: (1) the undersigned is a director or executive officer of the Company, or (2) the undersigned has an individual net worth, or joint net worth with the undersigned’s spouse, at the time of the purchase in excess of $1,000,000 (excluding the value of the primary residence of such person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property), or (3) the undersigned has an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and

(ii) The undersigned represents that the undersigned: (1) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the undersigned’s net worth, and that the undersigned’s investment in the Unit(s) will not cause that overall commitment to become excessive; and (2) has adequate net worth and means of providing for the undersigned’s current needs and personal contingencies to sustain a complete loss of the undersigned’s investment in the Company at the time of investment and has no need for liquidity in the undersigned’s investment in the Unit(s); and

(iii) At the Company’s request, the undersigned will provide the Company with (1) copies of its organizational documents if it is other than an individual, and (2) documents, statements and tax returns necessary to determine and verify the undersigned’s “accredited investor” status.

PLEASE INITIAL HERE:

Initial

II.	REPRESENTATIONS BY THE COMPANY

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b) The execution, delivery and performance of this Subscription Agreement by the Company have been duly authorized by the Company and all other corporate action required to authorize and consummate the offer and sale of the Units has been duly taken and approved.

(c) The Units and the underlying Common Stock and the Warrants have been duly and validly authorized and will be duly and validly issued at closing of the Offering. The shares of Common Stock included in the Units and the shares of Common Stock issuable upon the exercise of the Warrants included in the Units, when issued, will be validly authorized and issued, non-assessable and fully paid shares of Common Stock of the Company.

(d) The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary for the conduct of its business, except where the failure to so obtain such licenses, permits and authorizations would not have a material adverse effect on the Company. Such licenses, permits and other governmental authorizations which have been obtained are in full force and effect, except where the failure to be so would not have a material adverse effect on the Company, and the Company is in all material respects complying therewith.

(e) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which would materially adversely affect the business, financial condition or operations of the Company.

(f) The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement or the issuance of the Common Stock and the Warrants, or the consummation of the transactions herein contemplated, result in a violation of, or constitute a default under, the Company’s Certificate of Incorporation or By-laws, any material obligations, agreements, covenants or conditions contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

III.	COVENANTS BY THE COMPANY

3.1 Until the earlier of (i) twelve (12) months following the date of this Subscription Agreement or (ii) such date that there is an effective registration statement on file with the SEC covering the resale of all of the shares of Common Stock issued in the Offering and all shares of Common Stock issuable upon exercise of the Warrants issued in the Offering, in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalents (as defined below) pursuant to which shares of Common Stock may be acquired at a price less than $1.00 per share (as adjusted by any stock split, reverse stock split, stock dividend, recapitalization or otherwise), then the Company shall promptly issue additional shares of Common Stock to the Subscriber in an amount sufficient that the subscription price paid hereunder, when divided by the total number of shares issued will result in an actual price paid per share of Common Stock hereunder equal to such lower price (this is intended to be a “full ratchet” adjustment). Such adjustment shall be made successively whenever such an issuance is made. Notwithstanding the foregoing, this Section 3.1 shall not apply in respect of an Exempt Issuance (as defined below).

3.2 For purposes of this Agreement, (i) “Common Stock Equivalents” means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock and (ii) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is either an owner of, or an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with or complementary to the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

IV.	TERMS OF SUBSCRIPTION

4.1 The minimum subscription amount is $50,000 (50,000 Units), although the Company may, in its discretion, accept subscriptions for less than $50,000. The Company may conduct “rolling closes” from time to time as subscriptions and funds are received.

4.2 The Subscriber shall effect a wire transfer in the full amount of the purchase price for the Units to the Company’s escrow account in accordance with the wire instructions set forth herein or shall deliver a check in payment of the purchase price for the Units.

4.3 If the Subscriber is not a United States person, such Subscriber shall immediately notify the Company and the Subscriber hereby represents that the Subscriber is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. Such Subscriber’s subscription and payment for, and continued beneficial ownership of, the Units will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

V.	MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by reputable overnight courier, facsimile (with receipt of confirmation) or registered or certified mail, return receipt requested, addressed to the Company, at 615 Arapeen Drive, Suite 102, Salt Lake City, UT 84108, Attention: Steven J. Borst, facsimile: 801-582-5401, and to the Subscriber at the address or facsimile number indicated on the signature page hereof. Notices shall be deemed to have been given on the date when mailed or sent by facsimile transmission or overnight courier, except notices of change of address, which shall be deemed to have been given when received.

5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by both (a) the Company and (b) subscribers in the Offering holding a majority of the Units issued in the Offering.

5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware. The Company and Subscriber hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in Salt Lake City, Utah and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Utah located in Salt Lake City with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved by the Company to (i) enter into the same agreements with other subscribers, (ii) add and/or delete other persons as subscribers and (iii) reduce the amount of or reject any subscription.

5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further actions as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

[REMAINDER TO PAGE INTENTIONALL LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Number of Units Subscribed:

Purchase Price per Unit:		x $	1.00

Aggregate Purchase Price:	$

Manner in which Title is to be held (Please Check One):

1.	Individual	7.	Trust/Estate/Pension or Profit Sharing Plan Date Opened:

2.	Joint Tenants with Right of Survivorship	8.	As a Custodian for ________________________________ Under the Uniform Gift to Minors Act of the State of ________________________________

3.	Community Property	9.	Married with Separate Property

4.	Tenants in Common	10.	Keogh

5.	Corporation/Partnership/ Limited Liability Company	11.	Tenants by the Entirety

6.	IRA	12.	Foundation described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

IMPORTANT: IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN:

•	INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE A-10

•	SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE A-11

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Subscriber
Residence: Number and Street	Address of Additional Subscriber
City, State and Zip Code	City, State and Zip Code
Social Security Number	Social Security Number
Telephone Number	Telephone Number
Fax Number (if available)	Fax Number (if available)
E-Mail (if available)	E-Mail (if available)
(Signature)	(Signature of Additional Subscriber)

ACCEPTED this day of 2014, on behalf of Q THERAPEUTICS, INC.

By:
Name:
Title:

WIRE INSTRUCTIONS

SEND WIRE TO:

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

(Corporation, LLC, Partnership, Trust, etc.)

Name of Entity (Please Print)
Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number/EIN:

Office Address
City, State and Zip Code
Telephone Number
Fax Number (if available)
E-Mail (if available)

[seal]	By:
Name:
Title:
Attest:
(If Entity is a Corporation)

*If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules
Name of FINRA Firm		ACCEPTED this day of 2014, on behalf of Q THERAPEUTICS, INC.

By:		By:
	Name:		Name:
	Title:		Title: